Exhibit 99.1

PRESS RELEASE

Valvoline Reports First-Quarter Results

•Sale of the Global Products business remains on track with closing expected in early calendar year 2023 with $1.6 billion of the net cash proceeds expected to be returned via share repurchases in the 18 months following close
•Sales from continuing operations of $332.8 million grew 16%, while system-wide same store sales (SSS) increased 11.9%
•Reported income from continuing operations of $27.0 million declined 21% and earnings per diluted share (EPS) of $0.15 decreased 21%1
•Continuing operations adjusted EPS of $0.16 was flat and adjusted EBITDA of $73.3 million increased 1%
•Net store additions total 31 (23 company-operated and 8 franchised) bringing total system-wide stores to 1,746; focused on continued growth to long-term goal of 3,500+ store count
•Reaffirming fiscal 2023 guidance for continuing operations adjusted EBITDA of $370 million - $390 million

LEXINGTON, Ky., February 7, 2023 – Valvoline Inc. (NYSE: VVV), a trusted leader in preventive automotive maintenance delivering quick and convenient service, today reported financial results for its first fiscal quarter ended December 31, 2022. All comparisons in this press release are made to the same prior-year period unless otherwise noted.

“Valvoline’s opportunity to drive long-term value to shareholders by growing system-wide store sales, increasing units through both company-operated and franchised additions, and focusing on incremental services remains strong,” said Sam Mitchell, CEO. “As demonstrated by 17% growth in system-wide store sales, we continue to see significant strength and resiliency in our preventive maintenance service model.”

Continuing Operations - Operating Results

“As expected, we saw robust same store sales growth across our system driven primarily by ticket and aided by continued gains in vehicles served,” said Lori Flees, President, Retail Services. “The strength of top-line growth, along with meaningful increases in non-oil change revenue give us continued confidence in our sales outlook for the year.”

1Refer to Table 6 for details of certain non-operational key items that impacted GAAP results.

“The first quarter saw lower year over year EBITDA margins due to cost inflation and a higher relative weighting of company operations. Given actions have been taken to mitigate the cost inflation, the full year outlook remains on track,” continued Flees. "Our store team members did an outstanding job of delivering on our customer promise despite challenging weather in December across the system. The pipeline for unit development remains healthy for the upcoming quarters with planned franchise openings anticipated to accelerate.”

(In millions)	Q1 results	YoY growth (decline)
Net revenues	$332.8	15.8%
Operating income	$29.3	(43.7)%
Adjusted EBITDA (a)	$73.3	1.2%
System-wide stores (a)	1,746	6.8%
Company-operated stores	813	10.2%
Franchised stores	933	4.0%
System-wide store sales (a)	$644.0	16.9%
	YoY growth
System-wide SSS (a)	11.9%

(a)
Refer to Key Business Measures, Use of Non-GAAP Measures, Table 4 - Retail Stores Operating Information, and Table 7 - Non-GAAP Reconciliation - Adjusted EBITDA from Continuing Operations for management’s definitions of the metrics presented above and reconciliation to the corresponding GAAP measures, where applicable.

Balance Sheet and Cash Flow

•Total debt and net debt of approximately $1.9 billion each
•Continuing operations cash flow from operations of $48.5 million and free cash flow of $8.6 million
•Returned $109.2 million in cash to shareholders via share repurchases and dividends

Outlook

“Although the first quarter brought comparisons to a very strong first quarter of 2022, we anticipate accelerated earnings growth in the balance of fiscal 2023,” said Mitchell. “With the combination of same-store sales and unit increases, we continue to expect 14% to 18% top line growth and to deliver adjusted EBITDA of $370 million to $390 million for fiscal 2023.”

“With the anticipated closing of the sale of the Global Products business, we are excited to focus on driving growth and increasing value of the new Valvoline,” continued Mitchell. “The long-term model of increasing same-store sales; expanding our store network, including an increased focus on accelerating franchise growth; and developing new services for an evolving car parc will allow us to grow, while consistently returning value to shareholders through an enhanced capital structure.”

The Company’s outlook for fiscal 2023 is unchanged. Information is provided in the table below:

	Fiscal 2023 Outlook
System-wide SSS growth	8	—	12%
System-wide store additions	130	—	160
Company-operated	80	—	90
Franchised	50	—	70
System-wide store sales growth	16	—	20%
Net revenues	$1.4	—	$1.5 billion
Net revenues growth	14	—	18%
Adjusted EBITDA	$370	—	$390 million
Capital expenditures	$170	—	$200 million
Adjusted effective tax rate	25.5	—	26.5%
Adjusted net income	$160	—	$180 million

Valvoline’s outlook for adjusted EBITDA, adjusted net income, and the adjusted effective tax rate are non-GAAP financial measures that are expected to be impacted by items affecting comparability. Valvoline is unable to reconcile these forward-looking non-GAAP financial measures to the comparable GAAP measures estimated for fiscal 2023 without unreasonable efforts, as the Company is currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact these GAAP measures in fiscal 2023 but would not impact non-GAAP adjusted results.

Conference Call Webcast

Valvoline will host a live audio webcast of its fiscal first quarter 2023 conference call at 9 a.m. ET on Tuesday, February 7, 2023. The webcast and supporting materials will be accessible through Valvoline's website at http://investors.valvoline.com. Following the live event, an archived version of the webcast and supporting materials will be available.

Key Business Measures

Valvoline tracks its operating performance and manages its business using certain key measures, including system-wide, company-operated and franchised store counts and SSS; and system-wide store sales. Management believes these measures are useful to evaluating and understanding Valvoline's operating performance and should be considered as supplements to, not substitutes for, Valvoline's sales and operating income, as determined in accordance with U.S. GAAP.
Net revenues are influenced by the number of service center stores and the business performance of those stores. Stores are considered open upon acquisition or opening for business. Temporary store closings remain in the respective store counts with only permanent store closures reflected in the activity and end of period store counts. SSS is defined as net revenues by U.S. stores (company-operated, franchised and the combination of these for system-wide SSS), with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation as this period is generally required for new store sales levels to begin to normalize.

Net revenues are limited to sales at company-operated stores, in addition to royalties and other fees from independent franchised and Express Care stores. Although Valvoline does not recognize store-level sales from franchised stores as net revenues in its Statements of Consolidated Income, management believes system-wide and franchised SSS comparisons, store counts, and total system-wide store sales are useful to assess market position relative to competitors and overall store and operating performance.

Use of Non-GAAP Measures

To supplement the financial measures prepared in accordance with U.S. GAAP, certain items herein are presented on an adjusted basis. These non-GAAP measures have limitations as analytical tools and should not be considered in isolation from, or as an alternative to, or more meaningful than, the financial results presented in accordance with U.S. GAAP. The financial results presented in accordance with U.S. GAAP and the reconciliations of non-GAAP measures should be carefully evaluated. The non-GAAP information used by management may not be comparable to similar measures disclosed by other companies, because of differing methods used in calculating such measures.

The following non-GAAP measures are included herein: EBITDA and adjusted EBITDA, adjusted net income and earnings per share, free cash flow, and discretionary free cash flows. Refer to the tables herein for management's definition of each non-GAAP measure and reconciliation to the most comparable U.S. GAAP measure.

Management believes the use of non-GAAP measures provides a useful supplemental presentation of Valvoline's operating performance and allows for transparency with respect to key metrics used by management in operating the business and measuring performance. Management believes EBITDA measures provide a meaningful supplemental presentation of Valvoline’s operating performance between periods on a comparable basis due to the depreciable assets associated with the nature of the Company’s operations, as well as income tax and interest costs related to Valvoline’s tax and capital structures, respectively.

Adjusted profitability measures enable comparison of financial trends and results between periods where certain items may vary independent of business performance. These adjusted measures exclude the impact of certain unusual, infrequent or non-operational activity not directly attributable to the underlying business, which management believes impacts the comparability of operational results between periods (“key items”). Key items are often related to legacy matters or market-driven events considered by management to not be reflective of the ongoing operating performance. Key items may consist of adjustments related to: legacy businesses, including the separation from Valvoline's former parent company and associated impacts of related activity and indemnities; the separation of Valvoline’s businesses; significant acquisitions or divestitures; restructuring-related matters; tax reform legislation; debt extinguishment and modification costs; and other matters that are non-operational or unusual in nature, including net pension and other postretirement plan expense/income.

Management uses free cash flow and discretionary free cash flow as additional non-GAAP metrics of cash flow generation. By including capital expenditures and certain other adjustments, as applicable, management is able to provide an indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Free cash flow includes the impact of capital expenditures, providing a supplemental view of cash generation. Discretionary free cash flow includes maintenance capital expenditures, which are routine uses of cash that are necessary to maintain the Company's operations and provides a supplemental view of cash flow generation to maintain operations before discretionary investments in growth. Free cash flow and discretionary free cash flow have certain limitations, including that they do not reflect adjustments for certain non-discretionary cash flows, such as mandatory debt repayments.

About ValvolineTM

The Quick, Easy, Trusted name in preventive vehicle maintenance, Valvoline Inc. (NYSE: VVV) leads the industry with automotive service innovations that simplify consumers’ lives and take the worry out of vehicle care. With an average consumer rating of 4.6 out of 5 stars*, Valvoline has built the model for transparency and convenience in automotive maintenance. From its 15-minute, stay-in-your-car oil change to cabin air filters to battery replacements to tire rotations, the Company's model offers maintenance solutions for all types of vehicles. The Company operates and franchises over 1,700 service center locations through its Valvoline Instant Oil ChangeSM and Valvoline Great Canadian Oil Change retail locations. To learn more, or to find a Valvoline service center near you, visit valvoline.com.

Forward-Looking Statements

Certain statements in this press release, other than statements of historical fact, including estimates, projections and statements related to Valvoline’s business plans and operating results, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Valvoline has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “may,” “will,” “should,” and “intends,” and the negative of these words or other comparable terminology. These forward-looking statements are based on Valvoline’s current expectations, estimates, projections, and assumptions as of the date such statements are made and are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. Additional information regarding these risks and uncertainties are described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of Valvoline’s most recently filed periodic reports on Forms 10-K and 10-Q, which are available on Valvoline’s website at http://investors.valvoline.com/sec-filings or on the SEC’s website at http://www.sec.gov. Valvoline assumes no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future, unless required by law.

TM Trademark, Valvoline or its subsidiaries, registered in various countries
SM Service mark, Valvoline or its subsidiaries, registered in various countries
*Based on a survey of over 250,000 Valvoline Instant Oil Change℠ customers annually

FOR FURTHER INFORMATION

Investor Inquiries
+1 (859) 357-3155
IR@valvoline.com

Media Inquiries
Michele Gaither Sparks

Sr. Director, Corporate Communications
+1 (859) 230-8097
michele.sparks@valvoline.com

Valvoline Inc. and Consolidated Subsidiaries		Table 1
Statements of Consolidated Income
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended
	December 31
	2022	2021
Net revenues	$332.8	$287.3
Cost of sales	214.0	175.1
GROSS PROFIT	118.8	112.2
Selling, general and administrative expenses	66.0	60.2
Net legacy and separation-related expenses	25.4	2.8
Other income, net	(1.9)	(2.8)
OPERATING INCOME	29.3	52.0
Net pension and other postretirement plan expense (income)	3.7	(9.3)
Net interest and other financing expenses	18.7	17.0
INCOME BEFORE INCOME TAXES	6.9	44.3
Income tax (benefit) expense	(20.1)	10.1
Income from continuing operations	27.0	34.2
Income from discontinued operations	54.9	52.8
NET INCOME	$81.9	$87.0

NET EARNINGS PER SHARE
Basic earnings per share
Continuing operations	$0.16	$0.19
Discontinued operations	0.31	0.29
Basic earnings per share	$0.47	$0.48

Diluted earnings per share
Continuing operations	$0.15	$0.19
Discontinued operations	0.31	0.29
Diluted earnings per share	$0.46	$0.48

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
BASIC	175.2	180.5
DILUTED	176.3	182.0

Valvoline Inc. and Consolidated Subsidiaries		Table 2
Condensed Consolidated Balance Sheets
(In millions - preliminary and unaudited)

	December 31	September 30
	2022	2022
ASSETS
Current assets
Cash and cash equivalents	$21.0	$23.4
Receivables, net	56.9	66.1
Inventories, net	31.2	29.4
Prepaid expenses and other current assets	38.7	38.0
Current assets of discontinued operations	1,553.6	1,464.2
Total current assets	1,701.4	1,621.1

Noncurrent assets
Property, plant and equipment, net	693.3	668.6
Operating lease assets	253.5	248.1
Goodwill and intangibles, net	668.2	663.1
Deferred tax assets	82.2	61.6
Other noncurrent assets	152.9	154.3
Total assets	$3,551.5	$3,416.8

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$224.5	$162.5
Trade and other payables	46.6	45.0
Accrued expenses and other liabilities	175.2	172.6
Current liabilities of discontinued operations	478.1	539.3
Total current liabilities	924.4	919.4

Noncurrent liabilities
Long-term debt	1,656.1	1,525.1
Employee benefit obligations	200.5	199.4
Operating lease liabilities	234.5	229.2
Other noncurrent liabilities	246.7	237.1
Total noncurrent liabilities	2,337.8	2,190.8

Stockholders' equity	289.3	306.6

Total liabilities and stockholders’ equity	$3,551.5	$3,416.8

Valvoline Inc. and Consolidated Subsidiaries		Table 3
Condensed Consolidated Statements of Cash Flows
(In millions - preliminary and unaudited)

	Three months ended
	December 31
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$81.9	$87.0
Adjustments to reconcile net income to cash flows from operating activities
Income from discontinued operations	(54.9)	(52.8)
Depreciation and amortization	18.5	16.9
Deferred income taxes	(26.5)	7.5
Stock-based compensation expense	2.9	3.2
Other, net	0.6	0.6
Change in operating assets and liabilities	26.0	(24.7)
Operating cash flows from continuing operations	48.5	37.7
Operating cash flows from discontinued operations	(57.2)	(5.9)
Total cash (used in) provided by operating activities	(8.7)	31.8
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(39.9)	(32.0)
Notes receivable, net of repayments	(0.5)	3.0
Acquisitions of businesses, net of cash acquired	(9.6)	(13.6)
Other investing activities, net	1.6	(0.1)
Investing cash flows from continuing operations	(48.4)	(42.7)
Investing cash flows from discontinued operations	(8.4)	(3.1)
Total cash used in investing activities	(56.8)	(45.8)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	250.0	—
Repayments on borrowings	(119.4)	—
Repurchases of common stock	(87.4)	(31.5)
Cash dividends paid	(21.8)	(22.5)
Other financing activities	(8.9)	(8.9)
Financing cash flows from continuing operations	12.5	(62.9)
Financing cash flows from discontinued operations	60.0	(0.9)
Total cash provided by (used in) financing activities	72.5	(63.8)
Effect of currency exchange rate changes on cash, cash equivalents and restricted cash	2.1	0.1
INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	9.1	(77.7)
Cash, cash equivalents and restricted cash - beginning of period	83.9	231.4
CASH, CASH EQUIVALENTS AND RESTRICTED CASH - END OF PERIOD	$93.0	$153.7

Valvoline Inc. and Consolidated Subsidiaries		Table 4
Retail Stores Operating Information
(Preliminary and unaudited)

	Three months ended
	December 31
	2022	2021
Sales information
System-wide store sales - in millions (a)	$644.0	$550.9
Year-over-year growth (a)	16.9%	30.9%

Same-store sales growth (b)
Company-operated	12.7%	22.1%
Franchised (a)	11.2%	26.8%
System-wide (a)	11.9%	24.7%

	Number of stores at end of period
	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022

Company-operated	813	790	772	757	738
Franchised (a)	933	925	918	904	897

				December 31
				2022	2021
System-wide store count (a)				1,746	1,635
Year-over-year growth				7%	7%

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.
(b)	Valvoline determines SSS growth as sales by U.S. stores, with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation.

Valvoline Inc. and Consolidated Subsidiaries					Table 5
System-wide Retail Stores
(Preliminary and unaudited)

	Company-operated
	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022
Beginning of period	790	772	757	738	719
Opened	17	12	5	10	7
Acquired	5	3	9	9	12
Net conversions between company-operated and franchised	2	3	1	—	—
Closed	(1)	—	—	—	—
End of period	813	790	772	757	738

	Franchised (a)
	First Quarter 2023	Fourth Quarter 2022	Third Quarter 2022	Second Quarter 2022	First Quarter 2022
Beginning of period	925	918	904	897	875
Opened	11	10	16	9	25
Acquired	—	—	—	—	—
Net conversions between company-operated and franchised	(2)	(3)	(1)	—	—
Closed	(1)	—	(1)	(2)	(3)
End of period	933	925	918	904	897

Total system-wide stores (a)	1,746	1,715	1,690	1,661	1,635

(a)	Measures include Valvoline franchisees, which are independent legal entities. Valvoline does not consolidate the results of operations of its franchisees.

Valvoline Inc. and Consolidated Subsidiaries		Table 6
Non-GAAP Reconciliation - Income from Continuing Operations and Diluted Earnings per Share
(In millions, except per share amounts - preliminary and unaudited)

	Three months ended
	December 31
	2022	2021
Reported income from continuing operations	$27.0	$34.2
Adjustments:
Net pension and other postretirement plan expenses (income)	3.7	(9.3)
Net legacy and separation-related expenses (a)	25.4	2.8
Information technology transition costs	0.3	1.0
Suspended operations	(0.2)	(0.3)
Total adjustments, pre-tax	29.2	(5.8)
Income tax (benefit) expense of adjustments (a)	(27.8)	1.5
Total adjustments, after tax	1.4	(4.3)
Adjusted income from continuing operations (b)	$28.4	$29.9

Continuing operations diluted earnings per share	$0.15	$0.19
Continuing operations adjusted earnings per share (c)	$0.16	$0.16

Weighted average diluted common shares outstanding	176.3	182.0

(a)
The Company recognized $24.4 million of expense within Net legacy and separation-related expenses in the Statement of Consolidated Income, in addition to an income tax benefit of $26.5 million during the three months ended December 31, 2022 to reflect its increased estimated indemnity obligation and the release of valuation allowances, respectively, in connection with the amendment of the Tax Matters Agreement with Valvoline’s former parent company in January 2023.

(b)
Adjusted income from continuing operations is defined as income from continuing operations adjusted for key items. Refer to "Use of Non-GAAP Measures" in this press release for management's definition of key items.

(c)	Adjusted earnings per share from continuing operations is defined as diluted earnings per share calculated using adjusted income from continuing operations.

Valvoline Inc. and Consolidated Subsidiaries		Table 7
Non-GAAP Reconciliation - Adjusted EBITDA from Continuing Operations
(In millions - preliminary and unaudited)

	Three months ended
	December 31
	2022	2021
Income from continuing operations	$27.0	$34.2
Add:
Income tax (benefit) expense	(20.1)	10.1
Net interest and other financing expenses	18.7	17.0
Depreciation and amortization	18.5	16.9
EBITDA - Continuing operations (a)	44.1	78.2
Key items:
Net pension and other postretirement plan expenses (income)	3.7	(9.3)
Net legacy and separation-related expenses	25.4	2.8
Information technology transition costs	0.3	1.0
Suspended operations	(0.2)	(0.3)
Key items - subtotal	29.2	(5.8)
Adjusted EBITDA from continuing operations (a)	$73.3	$72.4

(a)
EBITDA from continuing operations is defined as income from continuing operations, plus income tax (benefit) expense, net interest and other financing expenses, and depreciation and amortization attributable to continuing operations. Adjusted EBITDA from continuing operations is EBITDA adjusted for key items attributable to continuing operations, as described in "Use of Non-GAAP Measures" within this press release.

Valvoline Inc. and Consolidated Subsidiaries		Table 8
Non-GAAP Reconciliation - Free Cash Flows from Continuing Operations
(In millions - preliminary and unaudited)

Free cash flow (a)	Three months ended
	December 31
	2022	2021
Total cash flows provided by operating activities from continuing operations	$48.5	$37.7
Adjustments:
Additions to property, plant and equipment from continuing operations	(39.9)	(32.0)
Free cash flow from continuing operations	$8.6	$5.7

Discretionary free cash flow (b)	Three months ended
	December 31
	2022	2021
Total cash flows provided by operating activities from continuing operations	$48.5	$37.7
Adjustments:
Maintenance additions to property, plant and equipment from continuing operations	(4.3)	(4.2)
Discretionary free cash flow from continuing operations	$44.2	$33.5

(a)	Free cash flow from continuing operations is defined as operating cash flows from continuing operations less capital expenditures of the continuing operations and certain other adjustments attributable to continuing operations, as applicable.
(b)	Discretionary free cash flow from continuing operations is defined as operating cash flows from continuing operations less maintenance capital expenditures of the continuing operations and certain other adjustments attributable to continuing operations, as applicable.